Pricing Supplement dated July 16, 2025
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
Underlier Supplement dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Index Linked Securities
Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029

▪       Linked to the Russell 2000® Index (the “Index”)
▪      Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing level of the Index on the relevant call date
▪      Automatic Call. If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of 8.64% per annum

Call Date	Call Premium
July 21, 2026	8.64% of the face amount
July 21, 2027	17.28% of the face amount
July 21, 2028	25.92% of the face amount
July 16, 2029 (the “final calculation day)	34.56% of the face amount

▪      Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the closing level of the Index on the final calculation day as follows:
▪            If the closing level of the Index on the final calculation day is less than the starting level, but not by more than the buffer amount of 10%, you will receive the face amount
▪           If the closing level of the Index on the final calculation day is less than the starting level by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount
▪       Investors may lose up to 90% of the face amount
▪      Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date exceeds the starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Index
▪       All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
▪       No periodic interest payments or dividends
▪       No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $960.80 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” beginning on page P-8 and “Estimated Value of the Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$25.75	$974.25
Total	$1,824,000.00	$46,968.00	$1,777,032.00
(1)
The Agents will receive a commission of $25.75 (2.575%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $20.00 (2.00%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Terms of the Securities
Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:	Russell 2000® Index (the “Index”).
Pricing Date:	July 16, 2025.
Issue Date:	July 21, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:
If the closing level of the Index on any call date is greater than or equal to the starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.
Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the Index on the applicable call date exceeds the starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of the Index beyond the applicable call premium.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:	The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of 8.64% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	July 21, 2026	8.64% of the face amount	$1,086.40
	July 21, 2027	17.28% of the face amount	$1,172.80
	July 21, 2028	25.92% of the face amount	$1,259.20
	July 16, 2029	34.56 % of the face amount	$1,345.60
	We refer to July 16, 2029 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:
Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:	July 19, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:
If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•     if the ending level is less than the starting level but greater than or equal to the threshold level: $1,000; or
•     if the ending level is less than the threshold level: $1,000 minus:

If the securities are not automatically called and the ending level is less than the threshold level, you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

Starting Level:	2,226.985, the closing level of the Index on the pricing date.
Closing Level:	The closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Ending Level:	The “ending level” will be the closing level of the Index on the final calculation day.
Threshold Level:	2,004.2865, which is equal to 90% of the starting level.
Buffer Amount:	10%.
Market Disruption Events and Postponement Provisions:
Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date and the final calculation day is a “calculation day,” and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank.
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts that are “open transactions” with respect to the Index. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Agents:
TD Securities (USA) LLC. and Wells Fargo Securities, LLC.
The Agents will receive a commission of $25.75 (2.575%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $20.00 (2.00%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed 0r displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115HJK4 / US89115HJK41

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025, the underlier supplement dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, underlier supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement, underlier supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement, underlier supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Underlier Supplement dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾	believe that the closing level of the Index will be greater than or equal to the starting level on one of the call dates;
◾	seek the potential for a fixed return if the Index has appreciated at all as of any of the call dates in lieu of participation in any potential appreciation of the Index;
◾
are willing to accept the risk that, if the closing level of the Index is less than the starting level on each call date, they will not receive any positive return on their investment in the securities;

◾
are willing to accept the risk that, if the securities are not automatically called and the ending level is less than the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount at maturity;

◾
understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

◾	are willing to forgo interest payments on the securities and dividends on the securities included in the Index; and
◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
◾	require full payment of the face amount of the securities at stated maturity;
◾	believe that the closing level of the Index will be less than the starting level on each call date;
◾	seek a security with a fixed term;
◾
are unwilling to accept the risk that, if the closing level of the Index is less than the starting level on each call date, they will not receive any positive return on their investment in the securities;

◾
are unwilling to accept the risk that, if the ending level of the Index decreases from the starting level by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount at maturity;

◾	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;
◾	seek current income;
◾	are unwilling to accept the risk of exposure to the Index;
◾	seek exposure to the upside performance of the Index beyond the applicable call premiums;
◾	are unwilling to accept the credit risk of the Bank; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Index, please see the section titled “Information Regarding the Index” below.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Determining Timing and Amount of Payment on the Securities
Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the closing level of the Index on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending level greater than or equal to the threshold level?
Yes
You will receive per security: $1,000
No
You will receive per Security:
$1,000 – ($1,000 × (threhsold level – ending level) / starting level)
In this case, you will lose some, and possibly up to 90%, of the face amount of your securities at

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called And The Ending Level Is Less Than The Threshold Level, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the closing level of the Index is less than the starting level on each call date, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level (i.e., the closing level of the Index on the final calculation day).
If the ending level is less than the threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the Index in excess of the buffer amount. The threshold level is 90% of the starting level. As a result, if the ending level is less than the threshold level, you will lose some, and possibly up to 90%, of the face amount at maturity. This is the case even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.
If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”
The Potential Return On The Securities Is Limited To The Call Premium.
The potential return on the securities is limited to the applicable call premium, regardless of the performance of the Index. The Index may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the Index. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
You Will Be Subject To Reinvestment Risk.
If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.
Each Call Date (Including The Final Calculation Day) And The Related Call Settlement Date (Including The Stated Maturity Date) Is Subject To Market Disruption Events And Postponements.
Each call date (including the final calculation day), and therefore the potential call settlement date (including the maturity date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the Index, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on each call settlement date or stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the level of the Index, and as a result, you may suffer substantial losses.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
If The Level Of The Index Changes, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of the Index. Changes in the level of the Index may not result in a comparable change in the market value of your securities. Even if the level of the Index increases above the starting level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Index
The Index Reflects Price Return Only And Not Total Return.
The return on your securities is based on the performance of the Index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Index. Investing in the securities is not equivalent to investing in the Index. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Index would have.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.
•	Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.
•	We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With Small Market Capitalizations.
The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion above under “Terms of the Securities”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Hypothetical Examples and Returns
The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level and threshold level were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Call Premiums:	Call Date:	Call Premium:
	1st call date	8.64%
	2nd call date	17.28%
	3rd call date	25.92%
	4th call date	34.56%
Hypothetical Starting Level:	100.00
Hypothetical Threshold Level:	90.00 (90% of the hypothetical starting level)
Buffer Amount:	10%
Hypothetical Payout Profile

Hypothetical Redemption Amount at Maturity
Market Measure
First Call Date (Call Premium: 8.64%)
Second Call Date (Call Premium: 17.28%)
Third Call Date (Call Premium: 25.92%)
Fourth Call Date (Call Premium: 34.56%)
Fourth Call Date (Call Premium: 34.56%)
Third Call Date (Call Premium: 25.92%)
Second Call Date (Call Premium: 17.28%)
First Call Date (Call Premium: 8.64%)
10% Buffer
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-75%
-50%
-25%
-10%
0%
25%
50%
Hypothetical Percentage Change in the Index Closing Level from Pricing Date to the Applicable Call Date

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Hypothetical Returns
If the securities are automatically called:
Hypothetical call date on which securities are automatically called	Payment per security on related call settlement date	Pre-tax total rate of return(1)
1st call date	$1,086.40	8.64%
2nd call date	$1,172.80	17.28%
3rd call date	$1,259.20	25.92%
4th call date	$1,345.60	34.56%

If the securities are not automatically called:

Hypothetical ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical ending level	Maturity payment amount per security	Pre-tax total rate of return(1)
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
89.00	-11.00%	$990.00	-1.00%
85.00	-15.00%	$950.00	-5.00%
80.00	-20.00%	$900.00	-10.00%
70.00	-30.00%	$800.00	-20.00%
60.00	-40.00%	$700.00	-30.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%

(1)
The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity
Example 1. The closing level of the Index on the first call date is greater than or equal to the starting level, and the securities are automatically called on the first call date:
Russell 2000® Index
Hypothetical starting level:	100.00
Hypothetical closing level on first call date:	125.00
Because the hypothetical closing level of the Index on the first call date is greater than or equal to the hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 8.64% of the face amount. Even though the Index appreciated by 25.00% from the starting level to the closing level of the Index on the first call date in this example, your return is limited to the call premium of 8.64% that is applicable to such call date.
On the call settlement date, you would receive $1,086.40 per security.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the Index on the final calculation day is greater than or equal to the starting level, and the securities are automatically called on the final calculation day:
Russell 2000® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on call dates prior to the final calculation day:	Various (all below starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	150.00
Because the hypothetical closing level of the Index on each call date prior to the last call date (which is the final calculation day) is less than the hypothetical starting level, the securities are not called prior to the final calculation day. Because the closing level of the Index on the final calculation day is greater than or equal to the starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 34.56% of the face amount.
On the call settlement date (which is the stated maturity date), you would receive $1,345.60 per security.
Example 3. The securities are not automatically called. The ending level is less than the starting level but greater than or equal to the threshold level and the maturity payment amount is equal to the face amount:
Russell 2000® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical closing level on final calculation day (i.e., the ending level):	95.00
Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the hypothetical starting level, but not by more than the buffer amount, you would receive the face amount of your securities at stated maturity.
On the stated maturity date, you would receive $1,000.00 per security.
Example 4. The securities are not automatically called. The ending level is less than the threshold level and the maturity payment amount is less than the face amount:
Russell 2000® Index
Hypothetical starting level:	100.00
Hypothetical threshold level:	90.00, which is 90% of the hypothetical starting level
Hypothetical closing level on each call date:	Various (all below starting level)
Hypothetical ending level:	50.00
Because the hypothetical closing level of the Index on each call date (including the final calculation day) is less than the hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level is less than the hypothetical starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

On the stated maturity date, you would receive $600.00 per security.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Information Regarding the Index
All disclosures contained in this document regarding the Index, including, without limitation, its make-up, method of calculation, and changes in any index constituent stocks, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to the Reference Asset. The information reflects the policies of, and is subject to change by, the index sponsor (as defined herein). The index sponsor owns the copyright and all other rights to the Index, has no obligation to continue to publish, and may discontinue publication of, the Index. None of the websites referenced in the Index description below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graph below sets forth the information relating to the historical performance of the Index for the period specified. We obtained the information regarding the historical performance of the Index in the graph below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Index. You are urged to make your own investigation into the Index.

The Russell 2000® Index
We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).
RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – The Russell 2000® Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.
Historical Information
We obtained the closing levels of the Index in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily closing levels of the Index for the period from January 1, 2020 to July 16, 2025. The closing level on July 16, 2025 was 2,226.985. The historical performance of the Index should not be taken as an indication of the future performance of the Index, and no assurance can be given as to the closing level of the Index on any day during the term of the securities. We cannot give you any assurance that the performance of the Index will result in any positive return on your initial investment.

3,000
2,500
2,000
1,500
1,000
500
0
Jan-2020
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts that are “open transactions” with respect to the Index. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). However, it is possible that the IRS could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your securities is determined, even though you will not receive any amounts from the Bank in respect of your securities prior to the maturity or automatic call of your securities. In such case, you may be treated as having a holding period in respect of your securities prior to the maturity or automatic call of your securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your securities at a time that is more than one year after the beginning of your holding period.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. If you are not a U.S. holder (as defined in the product supplement) of the securities, subject to Section 871(m) of the Code and Section 897 of the Code (discussed below) and FATCA (discussed in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the securities generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any issuer of an index constituent stock would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of a security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any issuer of an index constituent stock as a USRPHC and the securities as USRPI.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027. Based on the nature of the Market Measure and our determination that the securities are not “delta-one” with respect to a Market Measure or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts. Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Index, any index constituent stock or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the Index, any index constituent stock or the securities. If you enter, or have entered, into other transactions in respect of the Index, any index constituent stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Russell 2000® Index due July 19, 2029
Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.